                                                  Exhibit 10

                                       Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 (the "Registration Statement") of our
report dated April 2, 2007, relating to the financial statements, which appears in the December 31, 2006 Annual Report to the contract owners of Pruco Life Flexible Premium Variable Annuity Account.  We also consent to the incorporation by reference in this
Registration Statement of our report dated March 23, 2007, relating to the financial statements, which appears in Pruco Life
Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2006.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
September 20, 2007